     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2005
                                              Registration No. 333-____________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 MISSOURI                                 43-1309065
(State or Other Jurisdiction of Incorporation  (I.R.S. Employer Identification
            or Organization)                               No.)

        3600 MUELLER ROAD,
       ST. CHARLES, MISSOURI                                 63301
(Address of Principal Executive Offices)                   (Zip Code)


                -------------------------------------------------
                LMI AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                -------------------------------------------------

                              LAWRENCE E. DICKINSON
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                               LMI AEROSPACE, INC.
                                3600 MUELLER ROAD
                           ST. CHARLES, MISSOURI 63301
                     (Name and Address of Agent for Service)

                                 (636) 916-2150
          (Telephone Number, Including Area Code, of Agent for Service)

                        Copies of All Correspondence to:
                             SANFORD S. NEUMAN, ESQ.
                         GALLOP, JOHNSON & NEUMAN, L.C.
                        101 SOUTH HANLEY ROAD, SUITE 1700
                            ST. LOUIS, MISSOURI 63105



===================================================================================================================================
                                                         CALCULATION OF REGISTRATION FEE
                                                         -------------------------------
===================================================================================================================================
   TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE     PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM     AMOUNT OF
                  REGISTERED                     REGISTERED(1)        PRICE PER SHARE(2)      AGGREGATE OFFERING   REGISTRATION
                                                                                                   PRICE(2)           FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par value per share             1,200,000                5.905                 $ 7,086,000       $ 834.02
===================================================================================================================================


 (1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares as may become issuable as a result of any future stock split, stock dividend or other similar event in accordance with the anti-dilution provisions of the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan.
(2) The proposed maximum aggregate offering price per share was estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is based upon the average of the high and low sale prices for shares of the Registrant's common stock as reported on the Nasdaq National Market on July 18, 2005.

                        --------------------------------

This registration statement on Form S-8 (the "Registration Statement") shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the "Commission"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, as amended by Form 10-K/A for the year ended December 31, 2004 filed with the Commission on April 29, 2005 and May 4, 2005;

         (b) The Registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 filed with the Commission on May 16, 2004;

         (c)      The Registrant's Current Reports on Form 8-K (other than Item
                  7.01 of such Forms 8-K) filed with the Commission on March 30, 2005, March 31, 2005, May 4, 2005, May 10, 2005, May 13, 2005
                  and July 13, 2005; and

         (d) The description of the Registrant's common stock, which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 20, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, other than Item 7.01 of any Current Report on Form 8-K, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS.

A legal opinion to the effect that the shares of LMI Aerospace, Inc. common stock offered hereby have been duly authorized and that, when they are issued in accordance with the terms of the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan, will be validly issued and outstanding, fully paid and nonassessable, has been rendered by the law firm of Gallop, Johnson & Neuman, L.C. (the "Firm"). As of April 25, 2005, Sanford S. Neuman, the Chairman and a member of the Firm, owned beneficially 313,440 shares of the Company's common stock, including 282,940 shares held of record by an irrevocable trust of which Mr. Neuman, as trustee, has voting and investment power and 15,500 shares held by certain trusts of which Mr. Neuman, as trustee, has voting and investment power. Such amount also includes 15,000 shares issuable upon the exercise of currently exercisable options to purchase such shares held by Mr. Neuman.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 351.355 of The General and Business Corporation Law of Missouri (the "Missouri Corporate Law") provides that a corporation created under the laws of Missouri may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, under Missouri Corporate Law, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

The Amended and Restated By-Laws of the Registrant provide for indemnification of directors, officers and, under certain circumstances, employees and agents of the Registrant to the full extent and under the circumstances permitted by Missouri Corporate Law and of any person who is or was at the request of the Registrant a guarantor of any debts of the Registrant. The Amended and Restated By-Laws provide that any indemnification made with respect to actions by or in the right of the Registrant (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Amended and Restated By-Laws. Such determination shall be made by (i) the Board of Directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Under Missouri Corporate Law, corporations may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Missouri law. The Registrant maintains a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of its directors and officers and those of the Registrant's subsidiary companies. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of the Registrant or any of its subsidiaries, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of the Registrant or any of its subsidiaries. The insurance includes the cost of defense, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $7.5 million in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. The Registrant also maintains a claims-made policy that provides coverage for the Registrant, and its directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

                                  EXHIBIT INDEX

Exhibit
Number            Description
--------          -----------
5.1               Opinion of Gallop, Johnson & Neuman, L.C.

10.1              LMI Aerospace, Inc. 2005 Long-Term Incentive Plan

23.1              Consent of BDO Seidman, LLP.

23.2              Consent of Gallop, Johnson & Neuman, L.C. (included in
                  Exhibit 5.1).

24 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.


(a)     The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on July 20, 2005.


                                       LMI AEROSPACE, INC.

                                       By: /s/ LAWRENCE E. DICKINSON
                                          -------------------------------------
                                          Lawrence E. Dickinson,
                                          Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence E. Dickinson, Chief Financial Officer and Secretary as his/her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

July 20, 2005                    /s/ RONALD S. SAKS
                                 ----------------------------------------------
                                 Ronald S. Saks, President, Chief Executive
                                 Officer and Director

July 20, 2005                    /s/ LAWRENCE E. DICKINSON
                                 ----------------------------------------------
                                 Lawrence E. Dickinson, Chief Financial Officer
                                 and Secretary


July 20, 2005                    /s/ SANFORD S. NEUMAN
                                 ----------------------------------------------
                                 Sanford S. Neuman, Director


July 20, 2005                    /s/ THOMAS G. UNGER
                                 ----------------------------------------------
                                 Thomas G. Unger, Director


July 20, 2005                    /s/ JOHN M. ROEDER
                                 ----------------------------------------------
                                 John M. Roeder, Director


July 20, 2005
                                 ----------------------------------------------
                                 Paul L. Miller, Jr., Director


July 20, 2005                    /s/ JOSEPH BURSTEIN
                                 ----------------------------------------------
                                 Joseph Burstein, Director


July 20, 2005                    /s/ BRIAN D. GEARY
                                 ----------------------------------------------
                                 Brian D. Geary, Director

                               LMI AEROSPACE, INC.

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

5.1               Opinion of Gallop, Johnson & Neuman, L.C.

10.1              LMI Aerospace, Inc. 2005 Long-Term Incentive Plan.(1)

23.1              Consent of BDO Seidman, LLP.

23.2              Consent of Gallop, Johnson & Neuman, L.C. (included in
                  Exhibit 5.1).

24 Power of Attorney (included on signature page of this Registration Statement).

---------------

(1) Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 13, 2005.